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Exhibit 4.7

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 1, 1996

Senior Secured First Priority Notes

        FIRST SUPPLEMENTAL INDENTURE dated as of November 1, 1996 (the "First Supplemental Indenture") among CF CABLE TV INC., a corporation organized under the laws of Canada (the "Company"), Northern Cable Holdings Limited, a corporation organized under the laws of the Province of Ontario ("Northern"), Laurentien Cable TV Inc., a corporation amalgamated under the laws of Canada ("Laurentien"), Logmoss Investments No. 2 Limited, a corporation organized under the laws of the Province of Ontario ("Logmoss"), Sudbury Cable Services Limited, a corporation organized under the laws of the Province of Ontario ("Sudbury") (collectively, the "Original Guarantors"), and TDM Newco Inc., a corporation organized under the laws of Canada ("TDM Newco"; and, together with the Original Guarantors, the "First Priority Notes Guarantors") and The Chase Manhattan Bank (formerly Chemical Bank), a New York banking corporation, trustee (the "First Priority Trustee").

        WHEREAS, the Company, the Original Guarantors and the First Priority Trustee are parties to an Indenture dated as of July 11, 1995 (the "First Priority Notes Indenture"; all capitalized terms used in this First Supplemental Indenture and not otherwise defined shall have the meanings ascribed thereto in the First Priority Notes Indenture), pursuant to which the Company issued its 9 1/8% Senior Secured First Priority Notes due 2007 (the "Securities"); and

        WHEREAS, on September 1, 1995, Laurentien Cable TV Inc., Maniwaki Télévision Ltée and Télécâble Papineau Inc. amalgamated under the Canada Business Corporations Act and continued as one corporation under the name of "Laurentien Cable TV Inc."; and

        WHEREAS, all of the assets of the Subsidiaries, Télécâble des Mille-Îles Inc., Distribution Solex Inc., 114470 Canada Ltée and 129642 Canada Inc. were transferred to TDM Newco, a Subsidiary incorporated under the Canada Business Corporations Act for the purpose of acquiring such assets and it is desirable that TDM Newco be designated a Restricted Subsidiary in accordance with Section 1019 of the First Priority Notes Indenture; and

        WHEREAS TDM Newco executed and delivered, in favour of the First Priority Trustee, a guarantee and a deed of hypothec, dated October 13, 1995 and October 16, 1995, respectively, in the form of Exhibits A-1 and F-2 to the First Priority Notes Indenture, respectively; and

        WHEREAS, the parties hereto are desirous of supplementing the First Priority Notes Indenture in the manner hereinafter provided; and

        WHEREAS, the First Priority Notes Indenture provides that, without the consent of any Holders, the Company and the First Priority Notes Guarantors, each when authorized by a Board Resolution, and the First Priority Trustee, may enter into indentures supplemental to the First Priority Notes Indenture for any of the purposes set forth in Section 901 of such Indenture; and

        WHEREAS, all things necessary have been done to make this First Supplemental Indenture a valid agreement of the Company and each First Priority Notes Guarantor, in accordance with its terms.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

  1.
  TDM Newco is designated a Restricted Subsidiary and confirms the validity and enforceability against it of its guarantee dated October 13, 1995 executed and delivered in favour of the First Priority Trustee guaranteeing the payment of the principal of (and premium, if any, on) or interest or other amounts owing on the Securities and under the First Priority Notes Indenture, which guarantee is on a senior secured first priority basis and in the form prescribed by the First Priority Notes Indenture.

  2.
  This First Supplemental Indenture shall be construed as supplemental to the First Priority Notes Indenture and shall form a part thereof, and the First Priority Notes Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

  3.
  This First Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

  4.
  This First Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this First Supplemental Indenture.

  5.
  This First Supplemental Indenture shall be effective as of the date first above written.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

CF CABLE TV INC.
Attest :	/s/ [Illegible] Title :	By:	/s/ [Illegible] Title:
NORTHERN CABLE HOLDINGS LIMITED
Attest :	/s/ [Illegible] Title :	By:	/s/ [Illegible] Title:
LAURENTIEN CABLE TV INC.
Attest :	/s/ [Illegible] Title :	By:	/s/ [Illegible] Title:

LOGMOSS INVESTMENTS NO. 2 LIMITED
Attest :	/s/ [Illegible] Title :	By:	/s/ [Illegible] Title:
SUDBURY CABLE SERVICES LIMITED
Attest :	/s/ [Illegible] Title :	By:	/s/ [Illegible] Title:
TDM NEWCOM INC.
Attest :	/s/ [Illegible] Title :	By:	/s/ [Illegible] Title:
THE CHASE MANHATTAN BANK, as First Priority Trustee
Attest :	/s/ [Illegible] Title : Senior Trust Officer	By:	/s/ [Illegible] Title: Vice President

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FIRST SUPPLEMENTAL INDENTURE